NATIONAL IN-STORE MARKETING, INC.

                            SALES AND BROKER CONTRACT

                      CLIENT -- SINOFRESH HEALTHCARE, INC.

                                 MARCH 27, 2003
================================================================================

In consideration that NATIONAL IN-STORE, here-to-fore known as NIS and SINOFRESH HEALTHCARE, INC. here-to-for known as SinoFresh, seeks to contract for sales support in retail accounts throughout the United States, the following agreement is written. Upon the signature of both parties and the receipt of the outstanding fees due at the signing date, this contract shall be in force and supercede and make null-and-void all previous contracts between SinoFresh and National In-Store signed prior to the signature date contained herein.

Outstanding Fees - Due at Signing Date
--------------------------------------
On the signature date, SinoFresh shall pay the outstanding Marketing Fees and Sales Expenses outlined below.

Outstanding Marketing Fee (1st Installment) - $25,000

Sales Expenses for ECRM Show - $12,500


OUTSTANDING FEES - DUE JULY 31ST, 2003
SinoFresh agrees to pay the final outstanding Marketing Fee to NIS on or before July 31st, 2003.

Outstanding Marketing Fee (Final Installment) - $25,000
---------------------------------------------


CONTRACT TERM
This agreement begins on March 1, 2003 and remains in force until March 2, 2006. SinoFresh grants National In-Store the right to renew the contract prior to seeking an alternative provider.

EARLY TERMINATION
National In-Store grants SinoFresh the right to terminate this contract under the following contract buy-out provision.

SinoFresh may at its discretion terminate this contract by providing 60 days notice and by paying in-full the greater of the buy-out formulas listed below to National In-Store:

Contract Buy-out Formula #1 = 6-months of commissions based on the average sales calculated from the most recent 3-months of sales history.

Contract Buy-Out Formula#2 = 3-months of commissions based on the projected average sales per month forecasted within the SinoFresh Sales Plan contained herein as Exhibit A.


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                              Both parties acknowledge that the Sales Plan
                              listed in Exhibit A is the sole source of projected sales in Contract Buy-out Formula #2 and no other forecasts, forecast adjustments or reformulations of the plan shall apply.

ASSUMPTIONS/CONSIDERATIONS
o SinoFresh offers a new FDA-approved chemical technology that prevents the development of certain funguses and molds within the sinuses and nasal passage.
o The introduction of SinoFresh comes at a time when the medical community is just beginning to acknowledge the existence of funguses and molds within the sinuses and nasal passage and to understand their damaging effects. The founders of SinoFresh are confident that the medical community, including ENT Specialist, Pharmacist, and General Practitioners, will endorse the product once causal data is connected to the patented benefits of SinoFresh.
o SinoFresh management understands that National In-Store makes no guarantees relative to product placement, sales projections, or other performance factors outside the deliverables set forth in this document.

SALES SUPPORT - DELIVERABLES
1. Serve as the master-broker responsible for all SinoFresh sales within the US.
2. Establish and manage a national broker network capable of delivering experienced sales representation, subject-matter expertise, and competitive influence within all accounts and channels-of-distribution within the US.
3. Work with SinoFresh management to establish competitive compensation and incentive packages for local brokers.
4. Work with SinoFresh management to establish a pricing structure that will meet consumer hurdle-rates for trial and purchase intent while satisfying retail margin requirements.
5. Provide on-going communication regarding the status of sales initiatives across all accounts and channels-of-distribution.

EXCLUSIVITY
National In-Store is the sole sales and broker resource for all retail accounts within the US. All retail sales in the US are subject to the fees and commissions outlined in this agreement unless the accounts are specifically identified within this agreement as exceptions. SinoFresh acknowledges that this exclusivity is in force with no limitations except those expressly outlined as Exceptions to Exclusivity.

SCOPE OF EXCLUSIVITY
The exclusive representation agreed to as part of this contract extends to the SinoFresh brand, line-extensions of the SinoFresh brand, branded alternatives to the SinoFresh brand or products that utilize the patented ingredients or dispensers of SinoFresh which are under the control of the principles represented under the terms of this contract.

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





EXCEPTIONS TO EXCLUSIVITY
The following accounts have been identified as exceptions. Sales that occur within these accounts are not subject to the terms of this agreement:

     o    Ventiv Health
     o    Internet Sales
     o    Catalog Sales
     o Independent Pharmacies that are managed as house accounts. House accounts are defined as accounts which are not represented through a broker arrangement.

SUB-BROKERS
NIS may at its own discretion subcontract broker resources to represent SinoFresh within certain accounts, channels, or territories. The decision to subcontract broker resources and the commission structure granted to such subcontractors is at the sole discretion of National In-Store.

NATIONAL IN-STORE FEES AND COMPENSATION
Master-Broker Agreement 7% Net Sales - SinoFresh will pay NIS 7% of net sales less damages, returns and broker fees for all shipments that occur within the US. SinoFresh acknowledges that only those broker fees approved in writing by NIS or supported with a broker contract signed by NIS shall be considered a valid deduction. NIS acknowledges that sales expressly identified as Exceptions to Exclusivity are not subject to the commission structure described herein.

EXPENSES
Expenses incurred for purposes or activities outside this agreement will be reimbursed with prior approval from SinoFresh management.

TERMS
Master-Broker Sales Commission shall be paid in full within 45 days from the shipment of product.

THIS AGREEMENT IS VALID UPON THE SIGNATURE OF THE FOLLOWING PARTIES:

AGREED TO:
SINOFRESH HEALTHCARE, INC.                                               NATIONAL IN-STORE MARKETING INC.

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SIGNATURE                                                                SIGNATURE
CHARLES  FUST                                                            THOMAS L. DOWDY
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PRINT NAME                                                               PRINT NAME

CEO
                                                                         CEO
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TITLE                                                                    TITLE

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DATE                                                                     DATE



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